Exhibit 99.1

CleanCore Solutions, Inc. (NYSE AMERICAN: ZONE) Announces Proposed Public Offering

HOUSTON, TX, August 10, 2026 /PRNewswire/ – CleanCore Solutions, Inc. (NYSE American: ZONE) (“CleanCore” or the “Company”), a company building the critical infrastructure that powers the AI economy, today announced that it has commenced a best-efforts public offering (the “Offering”) of its common stock (or pre-funded warrants to purchase shares of common stock in lieu thereof) and accompanying warrants to purchase shares of common stock. All of the securities in the Offering are to be sold by CleanCore.

Curvature Securities LLC is acting as the sole placement agent to the Company for the proposed Offering. The proposed Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed or as to the actual size or terms of the Offering.

CleanCore intends to use the net proceeds from the Offering primarily to fund the development of AI critical infrastructure opportunities, including the Minnesota Project, and for working capital and general corporate purposes.

The shares of common stock, pre-funded warrants and warrants are being offered pursuant to a registration statement on Form S-3 (File No. 333-289867), which was previously filed with and subsequently declared effective by the Securities and Exchange Commission (the “SEC”) on August 29, 2025. The Offering will be made only by means of a prospectus supplement and accompanying prospectus that form a part of the registration statement. A copy of the preliminary prospectus supplement relating to and describing the terms of the Offering will be filed with the SEC and will be available for free on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus may also be obtained, when available, from Curvature Securities LLC, 39 Main Street, Chatham, NJ 07928, or by telephone at (908) 944-9400, or by email at IB@curvaturesecurities.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in the Offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About CleanCore Solutions, Inc.

CleanCore Solutions, Inc. (NYSE American: ZONE) is helping to build the critical infrastructure that powers the AI economy. Through a growing pipeline of projects, ZONE aims to help meet the increasing demand for compute capacity, power, and digital infrastructure required by the world’s leading AI companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding the anticipated Offering, Forward-looking statements are generally identified by words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “may,” “will,” “could,” “should,” “estimates,” “projects,” “potential,” “focused on,” “aims,” “expand,” “expected,” “look forward,” and similar expressions. These forward-looking statements are based on management’s current expectations and assumptions as of the date of this press release and are subject to significant risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, but are not limited to: the Company’s ability to complete the Offering; volatility in the price of the Company’s common stock and warrants; general economic and market conditions; the Company’s ability to receive the necessary regulatory approvals for the Offering; and, the Company’s ability to raise additional funding and other competitive developments.

For a more complete discussion of risks and uncertainties, please refer to the Company’s filings with the SEC, including the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. All forward-looking statements are qualified in their entirety by this cautionary statement.

MEDIA CONTACT

Marcy Simon

Marcy@agentofchange.com

+19178333392

SOURCE CleanCore Solutions, Inc.